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                                                                   EXHIBIT 14(a)




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our reports dated February 7, 2002 and February 8, 2001 for the Life Investment Trust Domestic Income Portfolio and February 7, 2002 and February 8, 2001, for the Life Investment Trust Government Portfolio in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Van Kampen Life Investment Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-76850).


                                                    /s/ ERNST & YOUNG LLP

Chicago, Illinois
February 25, 2002